SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                    SBE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     (5)  Total fee paid:


          ----------------------------------------------------------------------


|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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



                                                                PRELIMINARY COPY
                                    SBE, INC.
                          2305 Camino Ramon, Suite 200
                           San Ramon, California 94583


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 16, 2004

To The Stockholders Of SBE, Inc:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 16, 2004 at 5:00 p.m. local time at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California for the following purposes:

     (1) To elect one director to hold office until the 2007 Annual Meeting of Stockholders and until his successor is elected and duly qualified.

     (2) To approve the Company's 1996 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 1,000,000 shares.

     (3) To approve the Company's 2001 Non-Employee Director's Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 200,000 shares.

     (4) To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 to 25,000,000 shares.

     (5) To approve an amendment to the Company's Certificate of Incorporation to allow stockholders to remove directors without cause.

     (6) To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending October 31, 2004.

     (7) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on February 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        [FACSIMILE SIGNATURE]


                                        David W. Brunton
                                        Secretary


San Ramon, California
February [10], 2004

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                    SBE, INC.
                          2305 Camino Ramon, Suite 200
                           San Ramon, California 94583

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 March 16, 2004

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SBE, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 16, 2003, at 5:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February [10], 2004 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on February 2, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 2, 2004 the Company had outstanding and entitled to vote [NUMBER OF SHARES] shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2305 Camino Ramon, Suite 200, San Ramon, California, 94583, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

STOCKHOLDER PROPOSALS

The  deadline  for  submitting  a  stockholder  proposal  for  inclusion  in the
Company's proxy statement and form of proxy for the Company's 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is October 13, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders (no earlier than November 16, 2004 and no later than December 16, 2004, as currently scheduled); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


The Company's Certificate of Incorporation and Bylaws provide that the Board will be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

The Board is presently composed of five members. There are three directors of the Company whose term of office expires in 2004: Raimon L. Conlisk; Marion M.
(Mel) Stuckey; and Randall L.-W. Caudill. Mr. Stuckey has been nominated by the Board for re-election at the Annual Meeting. Dr. Caudill and Mr. Conlisk have chosen to not stand for re-election and thus will cease to be directors of the Company upon the election of directors at the Annual Meeting. Mr. Conlisk and Dr. Caudill were previously elected by the stockholders. Mr. Stuckey was appointed to the Board in December 2003 to fill a vacancy created by an increase in the authorized number of directors. If elected at the Annual Meeting, Mr. Stuckey would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to VOTE. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of a substitute nominee as management may propose. The person nominated for election has agreed to serve if elected and management has no reason to believe that the nominee will be unable to serve.

Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

Marion M. (Mel) Stuckey

Mr. Stuckey, 65, was appointed as a director by unanimous vote of the Board on December 9, 2003. Since 2001, Mr. Stuckey has served as Chief Executive Officer of CEO Jumpstart LLC, a management consulting firm. From 1983 to 2001, Mr. Stuckey was the Chairman of the Board and Chief Executive Officer of Fourth Shift Corporation, a provider of supply chain and customer management software. From 1978 to 1982, Mr. Stuckey was the President of the CPI subsidiary of Control Data Corporation. From 1962 to 1978, Mr. Stuckey was the Northern California and Nevada Manager for IBM Corporation.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Ronald J. Ritchie

Mr. Ritchie, 63, has served as a director since 1997. From October 1999 to date, Mr. Ritchie has served as president of Ritchie Associates, a business and management consulting firm. Mr. Ritchie served as Chairman of the Board of VXI Electronics, Inc., a supplier of power conversion components, from February 1998 until its acquisition by Celestica Inc. in September 1999. Mr. Ritchie was President and CEO of Akashic Memories Corporation, a firm supplying thin film hard disk media to manufacturers of disk drive products, from November 1996 to January 1998. From May 1994 to November 1996, Mr. Ritchie also served as President of Ritchie Associates. From August 1992 to April 1994, Mr. Ritchie was President and Chief Operating Officer of Computer Products, Inc., a supplier of power conversion components and system applications for the computer and networking industry. Prior to August 1992, Mr. Ritchie held President or senior executive positions at Ampex Corporation, Canaan Computer Corporation, Allied Signal Corporation and Texas Instruments. From October 1999 to June 2002, Mr. Ritchie also served as director of PixTech, Inc., a provider of field emission displays to worldwide customers, and he served as interim Chief Executive Officer of PixTech from August 2001 to June 2002.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

William B. Heye, Jr.

Mr. Heye, 65, joined the Company in November 1991 as President, Chief Executive Officer and a member of the Board of Directors. From 1989 to November 1991, he served as Executive Vice President of Ampex Corporation, a manufacturer of high-performance scanning recording systems, and President of Ampex Video Systems Corporation, a wholly-owned subsidiary of Ampex Corporation and a manufacturer of professional video recorders and editing systems for the television industry. From 1986 to 1989, Mr. Heye served as Executive Vice President of Airborn, Inc., a manufacturer of components for the aerospace and military markets. Prior to 1986, Mr. Heye served in senior management positions at Texas Instruments, Inc. in the United States and overseas, including Vice President and General Manager of Consumer Products and President of Texas Instruments Asia, Ltd.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended October 31, 2003 the Board held seven meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee of the Board (the "Audit Committee") oversees the accounting and financial reporting processes of the Company and the audits of the Company's financial statements, and otherwise assists the Board in fulfilling its oversight responsibilities by reviewing and reporting to the board on the integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public. The Audit Committee also reviews the qualifications, independence and performance, and approves the terms of engagement, of the Company's independent auditor, and prepares any reports required of the Audit Committee under applicable law, the rules and regulations of the Securities and Exchange Commission or the listing requirements of the Nasdaq Stock Market ("Nasdaq"). Further, the Audit Committee oversees the performance of the Company's internal audit function and legal compliance requirements. The Audit Committee, which consists of three non-employee directors, Dr. Caudill, Mr. Conlisk and Mr. Ritchie, held six meetings during fiscal 2003. The Audit Committee recently adopted an updated Audit Committee Charter, which is attached as Appendix A to these proxy materials. The Audit Committee Charter can also be accessed on the Internet via the Company's website at www.sbei.com.

All members of the Company's Audit Committee are independent within the meaning of the Nasdaq listing standards and the rules of the Securities and Exchange Commission. All members of the Audit Committee meet Nasdaq's audit committee financial sophistication requirements. The Company does not have an "audit committee financial expert" (as defined in the rules of the Securities and Exchange Commission) serving on the Audit Committee but the Company believes that the background and financial sophistication of its members are sufficient to fulfill the duties of the Audit Committee. Nasdaq does not currently require that audit committees include an "audit committee financial expert." The rules of the Securities and Exchange Commission and the Nasdaq listing standards require that the Company maintain an audit committee of at least three independent directors. At the Annual Meeting, the Company will cease to meet that requirement. It is anticipated that immediately prior to the Annual Meeting, Mr. Stuckey will be appointed to the Audit Committee, so that after the Annual Meeting the Audit Committee will consist of Mr. Ritchie and Mr. Stuckey. The Nominating Committee (described below) is actively searching for additional suitable independent director candidates, including candidates for the Audit Committee.

The Compensation Committee of the Board (the "Compensation Committee") discharges the Board's responsibilities relating to compensation and benefits of the Company's executive officers and directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and director compensation for consistency with the Compensation Committee's compensation philosophy as in effect from time to time. The Compensation Committee, which consists of three non-employee directors, Dr. Caudill, Mr. Conlisk and Mr. Ritchie, held one meeting during fiscal 2003.

The Nominating and Governance Committee of the Board (the "Nominating and Governance Committee") was formed in January 2004 to develop and recommend to the Board criteria for selecting qualified director candidates, identify individuals qualified to become Board members, evaluate and select, or recommend to the Board, director nominees for each election of directors, consider committee member qualifications, appointment and removal, recommend codes of conduct and codes of ethics applicable to the Company and provides oversight in the evaluation of the Board and each committee. The Nominating and Governance Committee has no formal process for considering director candidates recommended by stockholders but its policy is to give due consideration to any and all such candidates. If a stockholder wishes to recommend a director candidate, such stockholder should mail the name, background and contact information for such candidate to the Nominating and Governance Committee at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California 24583. The Nominating and Governance Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by stockholders, and minimum requirements for nomination. The Nominating and Governance Committee consists of three non-employee directors, Messrs. Conlisk, Ritchie and Stuckey. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). The Nominating and Governance Committee has adopted a written Nominating and Governance Charter that can be accessed on the Internet via the Company's website at www.sbei.com.

During the fiscal year ended October 31, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER/BOARD COMMUNICATIONS

The Board has not developed a formal process for stockholders to send communications directly to the Board but stockholders can mail communications to the Board at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California 94583. The Board is of the view that this process is sufficient for allowing stockholders to communicate with the Board.

The Company does not currently have a formal policy regarding Board members' attendance at annual meetings of stockholders, but historically all members of the Board have attended such meetings. All members of the Board attended the 2003 annual meeting of stockholders.

CODE OF BUSINESS CONDUCT AND CODE OF ETHICS

In fiscal 2003, the Company established a Code of Business Conduct to help its officers, directors and employees comply with the law and maintain the highest standards of ethical conduct. The Code of Business Conduct sets out basic principles and a methodology to help guide all of the Company's officers, directors and employees in the attainment of this common goal.

All of the Company's employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and with applicable laws and regulations. The Code of Business Conduct includes a separate Code of Ethics that applies specifically to the Company's Chief Executive Officer and senior financial officers. A copy of the Code of Business Conduct and Code of Ethics can be accessed on the Internet via the Company's website at www.sbei.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS/1/

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended October 31, 2003. The Committee has also discussed the audited financial statements with management and BDO Seidman, LLP, the Company's independent auditors.

The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU ss.380), as modified or supplemented.


The Audit Committee has discussed with BDO Seidman, LLP the auditor's independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also received the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1.


Based on the foregoing review and discussions with management and BDO Seidman, LLP, the Audit Committee has recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended October 31, 2003, to be filed with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for the year ending October 31, 2004.


                                        Audit Committee Members:

                                        Randall L-W. Caudill
                                        Raimon L. Conlisk
                                        Ronald J. Ritchie


--------

/1/ The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   PROPOSAL 2

                 APPROVAL OF 1996 STOCK OPTION PLAN, AS AMENDED


In July 1987, the Board adopted, and the stockholders subsequently approved, the Company's 1987 Supplemental Stock Option Plan. This plan was amended and restated in January 1996 and retitled the 1996 Stock Option Plan (the "1996 Plan"). In December 1997, January 1999, January 2001 and December 2001, the Board further amended the 1996 Plan and the stockholders subsequently approved such amendments. In May 2002 and July 2002, the Board further amended the 1996 Plan in connection with the transfer of the Company's Common Stock listing from the Nasdaq National Market to the Nasdaq SmallCap Market. As a result of such transfer, the Company became subject to certain California state "blue sky" laws and regulations that apply to equity incentive plans. The 2002 amendments were made in an effort to obtain a permit from the California Department of Corporations that would allow the Company to make equity grants under the 1996 Plan to the same extent as they had been made prior to such transfer. As is described in Proposal 5 below, such permit has not yet been obtained but the Company wishes to obtain such permit if Proposal 5 is passed. The 2002 amendments were not subject to stockholder approval. At October 31, 2003, the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1996 Plan was 1,730,000 shares.

On October 31, 2003, options (net of canceled or expired options) covering an aggregate of 956,630 shares of the Company's Common Stock had been granted and were outstanding under the 1996 Plan, and only 273,964 shares (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. No shares were issued from this plan in fiscal 2003. A total of 36,387 shares were granted under the 1996 Plan to non-employee directors as partial payment of their directors' fees. No options have been granted to non-employee directors under the 1996 Plan.

In December 2003, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1996 Plan from a total of 1,730,000 shares to 2,730,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1996 Plan are outlined below:

GENERAL

The 1996 Plan provides for the grant of both incentive and nonstatutory stock options as well as stock bonus awards. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

The 1996 Plan was adopted to provide a means by which selected employees and non-employee directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for persons eligible to participate in the plan to exert maximum efforts for the success of the Company. Approximately 100% of the Company's approximately 36 employees, non-employee directors and consultants currently participate in the 1996 Plan. All of the Company's employees, non-employee directors and consultants are eligible to participate in the 1996 Plan.

ADMINISTRATION

The 1996 Plan is administered by the Board. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which an option and stock bonus award will be granted, the number of shares to be subject to each option and stock bonus award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option and stock bonus award. The Board is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. In addition, the 1996 Plan provides that, in the Board's discretion, directors who grant options to employees covered under Section 162(m) of the Code generally will be "outside directors" as defined in Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

ELIGIBILITY

Incentive stock options may be granted under the 1996 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers), directors and consultants are eligible to receive nonstatutory stock options and stock bonus award under the 1996 Plan. While directors who are not employees of or consultants to the Company or to any affiliate of the Company are eligible to participate in the 1996 Plan, it is the policy of the Company to grant only stock bonus awards to such directors under the 1996 Plan.

No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company (defined as a "10% Stockholder"), unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. To the extent that the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, no nonstatutory stock option may be granted under the 1996 Plan to any 10% Stockholder unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant.

For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an employee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. To the extent that such aggregate fair market value exceeds $100,000, such incentive stock options will be treated as nonstatutory stock options.

No person may be granted options under the 1996 Plan during any calendar year to purchase in excess of 150,000 shares of Common Stock. This limitation permits the Company under Section 162(m) of the Code to continue to be able to deduct as a business expense certain compensation attributable to the exercise of options granted under the 1996 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to covered employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee, unless certain conditions are satisfied. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

STOCK SUBJECT TO THE 1996 PLAN

If this proposal is approved, an aggregate of 2,730,000 shares of Common Stock will be authorized for issuance under the 1996 Plan, provided, however, that if at the time of each grant of options or stock bonus awards under the 1996 Plan, to the extent the Company is subject to Section 260.140.45 of Title 10 of the California Code of Regulations, then the total number of securities issuable upon exercise of all outstanding options under the 1996 Plan, excluding certain securities, and the total number of shares called for under any stock bonus or similar plan of the Company shall not exceed 30% of the then outstanding capital stock of the Company unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities entitled to vote. If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." As of December 31, 2003, the closing price of the Company's Common Stock as reported on the Nasdaq SmallCap Market was $6.91 per share.

In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options, provided, however, that to the extent the Company is subject to Section
260.140.41 of Title 10 of the California Code of Regulations on the date of any repricing, the exercise price of the new lower priced options will not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the repricing, except that the price shall be 110% of such fair market value in the case of a 10% Stockholder. The Company has provided that opportunity to employees in the past. Both the replaced option and the new option are counted against the 150,000 shares per calendar year limitation.

CONSIDERATION. The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

OPTION EXERCISE. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 1/48th per month (25% per year) with one-year cliff vesting, during the optionholder's continuous service with the company. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms, provided, however, that to the extent that the Company is subject to
Section 260.140.41 of Title 10 of the California Code of Regulations, options granted to an employee who is not an officer, director or consultant will provide for vesting of at least 20% per year over five years from the date the option was granted (subject to reasonable conditions such as continued employment) and options granted to officers, directors or consultants may be made fully exercisable (subject to reasonable conditions such as continued employment) at any time or during any period established by the Company. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionholder leave the continuous service of the Company before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by (i) a cash payment upon exercise, (ii) authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder as a result of the exercise of the option, provided, however, that no shares of common stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting), (iii) delivering already-owned stock of the Company or (iv) a combination of these means.

TERM. The maximum term of options under the 1996 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionholder's continuous service with the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that the vested portion of the option may be exercised at any time within one year of such termination; (b) the optionholder dies while employed by or serving as a consultant to the Company or any affiliate of the Company, or within three months after termination of continuous service, in which case the option may, but need not, provide that the vested portion of the option may be exercised within eighteen months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise, provided, however, that to the extent that the Company is subject to Section

260.140.41 of Title 10 of the California Code of Regulations, the exercise period of the vested portion of the option shall not be less than six months if termination was caused by death or disability and, unless termination was for cause, no less than 30 days if termination was caused by other than death or disability. Individual options by their terms may provide for exercise within a longer period of time following termination of continuous service. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons, but in no case will an option be exercisable after its expiration date.

TERMS OF STOCK BONUS AWARDS

The terms and conditions of stock bonus awards may change from time to time, and the terms and conditions of separate stock bonus awards need not be identical, but each stock bonus award shall include the substance of each of the following provisions:

CONSIDERATION. A stock bonus award may be awarded in consideration for past services actually rendered to the Company or an affiliate of the Company for its benefit. Alternatively cash may be paid for a stock bonus award.

VESTING. Subject to the restrictions described in "Repurchase Limitation" below, shares of common stock awarded under a stock bonus award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. Subject to the limitations described in "Repurchase Limitation" below, in the event that a 1996 Plan participant's continuous service with the Company or an affiliate of the Company terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant that have not vested as of the date of termination under the terms of the stock bonus award.

REPURCHASE LIMITATION

The terms of any repurchase option will be specified in the option agreement or stock bonus agreement. To the extent that the Company is subject to Section
260.140.41 or Section 260.140.42 of Title 10 of the California Code of Regulations at the time an option grant or stock bonus award is made, any repurchase option contained in an option agreement or stock bonus agreement granted to a person who is not an officer, director or consultant of the Company shall be on the following terms: (i) the right to repurchase shall be at the original purchase price and shall lapse at the rate of at least 20% of the shares of Common Stock per year over five years from the date the option or stock bonus award is granted (without respect to the date the option or stock bonus award was exercised or became exercisable) and (ii) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within 90 days of termination as an employee, director or consultant (or in the case of shares of Common Stock issued upon exercise of options after such date of termination, within 90 days after the date of the exercise) or such longer period as may be agreed to by the Company and the participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock").

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the 1996 Plan or subject to any option or stock bonus award granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options and stock bonus awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares that may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options and stock bonus awards.

EFFECT OF CERTAIN CORPORATE EVENTS

The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation may assume options and stock bonus awards outstanding under the 1996 Plan or substitute similar options and stock bonus awards for those outstanding under the 1996 Plan, or such outstanding options and stock bonus awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options and stock bonus awards outstanding under the 1996 Plan, or to substitute similar options and stock bonus awards, then with respect to outstanding options and stock bonus awards held by persons then performing services for the Company as employees, directors or consultants, the vesting of such options and stock bonus awards will be accelerated in full and the options shall terminate if not exercised prior to the effective date of the transaction. The acceleration of an option or stock bonus awards in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on January 17, 2006.

The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance under the 1996 Plan; or (c) change any other provision of the 1996 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

Under the 1996 Plan, an incentive stock option or stock bonus award may not be transferred by the optionholder other than by will or by the laws of descent and distribution and during the lifetime of the optionholder, may be exercised only by the optionholder. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "domestic relations order." In any case, the optionholder may designate in writing a third party who may exercise the option in the event of the optionholder's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement or stock bonus award may be subject to restrictions on transfer which the Board deems appropriate.

INFORMATION OBLIGATION

To the extent that the Company is subject to Section 260.140.46 of Title 10 of the California Code of Regulations at the time an option or stock bonus award is granted, the Company shall deliver financial statements to participants at least annually. This section does not apply to key employees whose duties in connection with the Company assure them access to equivalent information.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionholder will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term capital gain depending on how long the optionholder holds the stock. Long-term capital gains currently are generally subject to lower tax rates than ordinary income.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term capital gain depending on how long the optionholder holds the stock.

STOCK BONUS AWARDS. Upon the grant of a stock bonus award that is fully vested on the date of grant, the grantee normally will recognize taxable ordinary income equal the fair market value of the shares subject to the stock bonus award on the date of grant less any amount actually paid for the shares. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the grantee. Upon disposition of the stock, the grantee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon receipt of the stock bonus award. Such gain or loss will be long-term or short-term capital gain depending on how long the grantee holds the stock.

Different rules will apply to grantees who receive stock bonus awards subject to restrictions on transfer or a substantial risk of forfeiture. In this case, the grantee will not recognize ordinary taxable income until the restrictions or transfer or the substantial risk of forfeiture lapses, at which point the grantee will recognize taxable ordinary income equal to the fair market value of the shares subject to the stock bonus award on the date of the lapse less any amount actually paid for the shares. The amount of taxable ordinary income recognized by an employee is subject to income and employment tax withholding and the Company is eligible for a corresponding deduction subject to the limitations described above. The grantee who receives a stock bonus award subject to restrictions on transfer or a substantial risk of forfeiture may make an election under Section 83(b) of the Code to accelerate the time at which the grantee will recognize ordinary taxable income from the date the restrictions on transfer or substantial risk of forfeiture lapses to the time the stock bonus award is granted. If a Section 83(b) election is made, the grantee recognizes income on the date of grant of the stock bonus award as described in the preceding paragraph. The grantee will be taxed on the sale of the shares as described above.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code, which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options and stock bonus awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. Stock bonuses granted under the 1996 Plan will not qualify as performance-based compensation under the terms of the 1996 Plan but may, nevertheless, qualify as performance-based compensation if certain conditions are met at the time the stock bonus award is granted.

                                   PROPOSAL 3

     APPROVAL OF 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED


In January 1991, the Board adopted, and the stockholders subsequently approved, the Company's 1991 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). In January 2001, the Board amended and restated the Directors' Plan and renamed the Directors' Plan the 2001 Non-Employee Directors' Stock Option Plan and the stockholders subsequently approved such amendments. In May 2002 and July 2002, the Board further amended the Directors' Plan in connection with the transfer of the Company's Common Stock listing from the Nasdaq National Market to the Nasdaq SmallCap Market. As a result of such transfer, the Company became subject to certain California state "blue sky" laws and regulations that apply to equity incentive plans. The 2002 amendments were made in an effort to obtain a permit from the California Department of Corporations that would allow the Company to make equity grants under the Directors' Plan to the same extent as they had been made prior to such transfer. As is described in Proposal 5 below, such permit has not yet been obtained but the Company wishes to obtain such permit if Proposal 5 is passed. The 2002 amendments were not subject to stockholder approval. As of October 31, 2003, the aggregate number of shares of the Company's Common Stock authorized for issuance under the Directors' Plan was 140,000 shares.

On October 31, 2003, options (net of canceled or expired options) covering an aggregate of 75,000 shares of the Company's Common Stock had been granted under the Directors' Plan, and 42,750 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan. During the last fiscal year, under the Directors' Plan, the Company granted to all current non-employee directors, as a group, options to purchase 15,000 shares at an exercise price of $0.70 per share. No other shares were issued from this plan in fiscal 2003.

In December 2003, the Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan from a total of 140,000 shares to 340,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to non-employee directors at levels determined appropriate by the Board and the Compensation Committee.

Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Directors' Plan, as amended and restated, are outlined below:

GENERAL

The Directors' Plan provides for non-discretionary grants of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

The purpose of the Directors' Plan is to retain the services of persons now serving as non-employee directors of the Company, to attract and retain the services of persons capable of serving on the Board and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

The Directors' Plan is administered by the Board. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

SHARES SUBJECT TO THE DIRECTORS' PLAN

If this proposal is approved, an aggregate of 340,000 shares of Common Stock will be authorized for issuance pursuant to options granted under the Directors' Plan, provided, however, that if, at the time of each grant of options under the Directors' Plan, the Company is subject to Section 260.140.45 of Title 10 of the California Code of Regulations, then the total number of securities issuable upon exercise of all outstanding options under the Directors' Plan, excluding certain securities, and the total number of shares called for under any stock bonus or similar plan of the Company shall not exceed 30% of the then outstanding capital stock of the Company unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities entitled to vote. If any option expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such option will revert to and again become available for issuance under the Directors' Plan. The Common Stock subject to the Directors' Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate. Four of the Company's five current directors (all except Mr. Heye) are eligible to participate in the Directors' Plan.

TERMS OF OPTIONS

Each option under the Directors' Plan is subject to the following terms and conditions:

NON-DISCRETIONARY GRANTS. Option grants under the Directors' Plan are non-discretionary. Each non-employee director who, after the date of stockholder approval of this Proposal, is elected or appointed to the Board for the first time receives an option to purchase 15,000 shares of the Company's Common Stock upon such person's date of initial election or appointment to the Board. In addition, each non-employee director on April 1 of each year receives an option to purchase 5,000 shares of Common Stock, provided that if such person has not been a non-employee director for the entire 12 month period since the preceding April 1, then the number of shares subject to the option will be reduced pro rata for each full month prior to the date of grant during which such person did not serve as a non-employee director.

OPTION EXERCISE. An option granted under the Directors' Plan becomes exercisable in four equal installments beginning on the first anniversary of the grant of the option. An option granted under the Directors' Plan after the date of stockholder approval of this Proposal becomes exercisable in full on the first anniversary of the grant of the option. The vesting of options granted under the Directors' Plan is conditioned upon continued service as a director, employee or consultant of the Company.

EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the Common Stock subject to such options on the date of grant, provided, however, that to the extent that the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, no option may be granted under the Directors' Plan to any 10% Stockholder unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant. The exercise price of options granted under the Directors' Plan may be paid in any combination of the following methods: (i) by cash or check, (ii) by delivery of other Common Stock of the Company, pursuant to a same day sale program; (iii) pursuant to a deferred payment arrangement.

TERM. The term of options granted under the Directors' Plan is 5 years. The term of options granted under the Directors' Plan after the date of stockholder approval of this Proposal is 7 years. Options under the Directors' Plan terminate three months after termination of the optionholder's service unless such termination is due to the optionholder's disability or death, in which case an option may be exercised (to the extent the option was exercisable at the time of the optionholder's disability or death) within 18 months of the optionholder's death or disability, and in the case of the optionholder's death, by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

TRANSFERABILITY. Under the Directors' Plan, an option may not be transferred by the optionholder, except by will or the laws of descent and distribution and, to the extent provided in the option agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the option. During the lifetime of an optionholder, an option may only be exercised by the optionholder.

OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board.

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the plan and the class, number of shares and price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event the Company dissolves or liquidates, merges or consolidates with another corporation and is not the surviving corporation, undergoes a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or undergoes any other capital reorganization in which more than 50% of the Company's voting shares are exchanged, then the vesting of any outstanding options under the Directors' Plan held by persons whose continuous service with the Company as a director, employee or consultant has not terminated, shall accelerate in full at least 10 days prior to such event. Outstanding options shall terminate if not exercised prior to the occurrence of such event.

DURATION, AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Directors' Plan at any time or from time to time. No amendment will be effective unless approved by the stockholders of the Company to the extent that such approval is necessary to satisfy the requirements of Rule 16b-3 of the Securities Act of 1934 or any Nasdaq or securities exchange listing requirements. Subject to stockholder approval of this Proposal, the Directors' Plan shall terminate in January 2011.

FEDERAL INCOME TAX OBLIGATION

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% (18% for capital assets held more than five years) than while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to Section 16(b) of the Exchange Act.

There are no tax consequences to the optionholder or the Company by reason of the grant of an option under the Directors' Plan. Upon exercise of the option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon the sale or other disposition of the stock received upon exercise of the option, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of the end of fiscal 2003:


                                                                                           Number of securities
                                                                                         remaining available for
                                Number of securities to     Weighted-average exercise     future issuance under
                                be issued upon exercise       price of outstanding      equity compensation plans
                                of outstanding options,         options, warrants         (excluding securities
Plan category                     warrants and rights              and rights            reflected in column (a))
-------------                     -------------------              ----------            ------------------------
                                          (a)                          (b)                         (c)
Equity   compensation   plans
   approved by security holders        1,043,754                      $2.88                       273,964

Equity   compensation   plans
   not  approved  by security
   holders                               792,180                      $2.64                         3,939

   Total                               1,835,934                      $2.78                       175,717
                                       ---------                    -------                      --------


The Company's 1998 Non-Officer Stock Option Plan is the only equity compensation plan of the Company that was in effect as of October 31, 2003 that was adopted without the approval of the Company's security holders. A description of this plan is contained in Note 9 of the footnotes to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2003 (File No. 0-8419).

                                   PROPOSAL 4

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


The Board has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 10,000,000 shares to 25,000,000 shares.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 4,808,650 shares of Common Stock outstanding at October 31, 2003, the Board has reserved 1,958,034 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, and up to approximately 211,629 shares of Common Stock that may be issued upon exercise of outstanding warrants.

Although at present the Board has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of Common Stock or Preferred Stock at a low price, or the Board could strategically sell shares of Common Stock or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Company has no present intent to issue Common Stock or Preferred Stock for this purpose.

The affirmative vote of the holders of a majority of the Company's outstanding Common Stock will be required to approve this amendment to the Company's Certificate of Incorporation.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                   PROPOSAL 5

            APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE REMOVED BY THE STOCKHOLDERS WITHOUT CAUSE


The Board has adopted, subject to stockholder approval, an amendment to the Company's certificate of incorporation to provide that directors may be removed by the stockholders without cause.

The Certificate of Incorporation, approved by the stockholders when the Company reincorporated in Delaware in December 1997, provides that, subject to the rights of the holders of any series of Preferred Stock, no director of the Company will be removed without cause. This provision was recommended by the Company because it helps deter hostile takeover attempts. In 2002, the Company moved from the Nasdaq National Market to the Nasdaq SmallCap Market and as a result lost the federal exemption from certain California securities regulations afforded to companies traded on the Nasdaq National Market. While there is no California law or regulation prohibiting the current director removal provision of the Company's certificate of incorporation, the Company has been informed that in order to obtain a permit from the California Department of Corporations with respect to the 1996 Plan and the Directors' Plan (which, as described in Proposals 2 and 3, would allow the Company to make equity incentive grants in the same manner as it did prior to its move to the Nasdaq SmallCap Market), the Company must amend its Certificate of Incorporation to provide that directors may be removed by the stockholders without cause.

The affirmative vote of the holders of two thirds of the Company's outstanding Common Stock will be required to approve this amendment to the Company's Certificate of Incorporation.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                                   PROPOSAL 6

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


The Audit Committee has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending October 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements for fiscal 2003. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP.

AUDITOR'S FEES

AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers LLP in the fiscal year ended October 31, 2002, and by PricewaterhouseCoopers LLP and BDO Seidman, LLP in the fiscal year ended October 31, 2003, for the audit of the Company's financial statements for such fiscal period and for the review of the Company's interim financial statements were $75,890, $7,780 and $60,000, respectively.

AUDIT-RELATED FEES. The aggregate fees billed by PricewaterhouseCoopers LLP in the fiscal year ended October 31, 2002, and by PricewaterhouseCoopers LLP and BDO Seidman, LLP in the fiscal year ended October 31, 2003, for audit-related services, including filing SEC Form S-1 registration work related a June 2003 private placement of SBE common stock and the audit work related to the acquisition of Antares Microsystems, Inc. on August 7, 2003, were $28,000, $14,500 and $95,150, respectively

TAX FEES. The aggregate fees billed by PricewaterhouseCoopers LLP in the fiscal year ended October 31, 2002, and by PricewaterhouseCoopers LLP and BDO Seidman, LLP in the fiscal year ended October 31, 2003, for tax services, including corporate state and federal income tax compliance were $15,305, $0 and $9,500, respectively.

ALL OTHER FEES. The aggregate fees billed by PricewaterhouseCoopers LLP in the fiscal year ended October 31, 2002, and by PricewaterhouseCoopers LLP and BDO Seidman, LLP in the fiscal year ended October 31, 2003, for all other services were $0, $0 and $0, respectively.

The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers LLP and BDO Seidman, LLP is compatible with maintaining the auditor's independence.

During the fiscal year ended October 31, 2003, 100% of the total hours expended on the Company's financial audit by PricewaterhouseCoopers LLP were provided by persons other than PricewaterhouseCoopers LLP's full-time permanent employees. During the fiscal year ended October 31, 2003, 100% of the total hours expended on the Company's financial audit by BDO Seidman, LLP were provided by BDO Seidman, LLP's full-time permanent employees.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services). Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by PricewaterhouseCoopers LLP and BDO Seidman, LLP described above were attributable to services pre-approved by the Audit Committee.

CHANGE IN INDEPENDENT ACCOUNTANTS

On April 22, 2003, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The Company's Audit Committee participated in and approved the decision to change independent accountants.

PricewaterhouseCoopers LLP's report on the Company's consolidated financial statements for the fiscal year ended October 31, 2002 contained a paragraph expressing substantial doubt as to the Company's ability to continue as a going concern. PricewaterhouseCoopers LLP's reports on the Company's consolidated financial statements for the fiscal years ended October 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as noted previously.

During the fiscal years ended October 31, 2002 and 2001 and through April 22, 2003, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in their report.

During the fiscal years ended October 31, 2002 and 2001 and through April 22, 2003, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of such letter, dated April 23, 2003, was filed by the Company as Exhibit 16.1 to a Current Report on Form 8-K on April 25, 2003.

The Company engaged BDO Seidman, LLP as its new independent accountants as of April 22, 2003. During the fiscal years ended October 31, 2002 and 2001, and through the date of the engagement of BDO Seidman, LLP, the Company did not consult BDO Seidman, LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (b) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as defined in Item 304(a)(1)(iv) of Regulation S-K).


                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 6.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                        Beneficial Ownership(1)
                                                                        ------------------------
                                                                        Number of    Percent of
                Beneficial Owner                                         Shares       Total (2)
                ----------------                                         ------       ---------
                Leviticus Partners L.P.
                30 Park Avenue, Suite 12F
                New York, New York, 10016 ..........................     314,400         6.3%

                Mr. William B. Heye, Jr. (3)(4)
                2305 Camino Ramon, Suite 200
                San Ramon, CA  94583 ...............................     250,050         5.0%

                Mr. Raimon L. Conlisk (3) ..........................      42,437           *

                Dr. Randall L-W. Caudill (3) .......................      30,188           *

                Mr. Ronald J. Ritchie (3) ..........................      24,500           *

                Mr. Kirk Anderson (3) ..............................     155,584         3.1%

                Mr. David Brunton (3) ..............................     245,000         4.9%

                Mr. Daniel Grey (3) ................................     229,190         4.6%

                All executive officers and directors as a group (9
                persons) (3) .......................................   1,026,949         20.6%

*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 4,994,127 shares outstanding on December 31, 2003, adjusted as required by rules promulgated by the SEC.

(3)      Includes 250,000, 18,750, 13,750, 170,000,  155,584, 229,190 and 18,750
         shares that Messrs. Heye, Conlisk, Ritchie, Brunton, Anderson, Grey and Dr. Caudill, respectively, have the right to acquire within 60 days after the date of this table under the Company's option plans.

(4)      Includes 50 shares held by Joan G. Heye, the wife of Mr. Heye.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2003 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS

During fiscal 2003, each non-employee director of the Company received for his services a quarterly retainer of $3,000 plus fees of $1,000 for each Board and Committee meeting attended and a fee of $500 for each telephonic Board or Committee meeting in which such director participated. Each Committee chairman also receives an additional quarterly fee of $750. The Chairman of the Board receives, in lieu of all other fees, a fee of $40,000. In December 2001, the Board approved the payment of 50% of the director fees and committee member fees for the non-employee directors for meetings held between March 1, 2002 and October 31, 2002 to be paid in the form of stock bonuses under the 1996 Plan. In December 2002, the Board extended this arrangement until October 31, 2003, at which time the practice was discontinued by the Board. The exact number of shares issued in each case is determined by dividing the gross amount of the cash payment foregone by the closing price of the Company's Common Stock on the Nasdaq National Market on the business day prior to the date of the applicable Board or committee meeting. During fiscal 2003, the Company granted 36,387 shares to the non-employee directors in the form of stock bonuses in lieu of 50% of their cash compensation for attendance at Board and Committee meetings. In December 2003, the Company discontinued granting shares to the non-employee directors in the form of stock bonuses in lieu of 50% of their cash compensation for attendance at Board and Committee meetings. In the fiscal year ended October 31, 2003 the total compensation paid in cash or stock consideration to non-employee directors was $91,000. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

In addition, each non-employee director of the Company also receives stock option grants under the 2001 Non-Employee Directors' Stock Option Plan. In January 1991, the Board adopted, and the stockholders subsequently approved, the Company's 1991 Non-Employee Directors' Stock Option Plan (the "1991 Directors' Plan"). In January 2001, the Board approved, and the stockholders subsequently approved, an amended and restated 1991 Directors' Plan, and renamed the 1991 Directors' Plan the 2001 Non-Employee Directors' Stock Option Plan (the "2001 Directors' Plan"). Options granted under the 2001 Directors' Plan are non-discretionary. Upon initial election a non-employee director is granted an option to purchase 15,000 shares of Common Stock of the Company. In addition, on April 1 of each year (or the next business day should such date be a legal holiday), each non-employee director is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. Prior to the adoption of the 2001 Directors' Plan in March 2001, upon initial election to the Board a non-employee director was granted an option to purchase 5,000 shares of Common Stock. Options granted under the 2001 Directors' Plan have a seven year term and become vested on the one year anniversary of the date of option grant, provided that the optionholder has, during the entire year preceding the one year anniversary date, provided continuous service to the Company or an affiliate of the Company. Options granted under the 1991 Directors' Plan have a five- year term and vest in four equal installments commencing on the date one year after the grant of the option, provided that the optionholder has, during the entire year prior to each such vesting date, provided continuous service to the Company or an affiliate of the Company. The exercise price of options granted under the 2001 Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction unless any surviving corporation assumes such options or substitutes similar options for such options. During fiscal 2003, the Company granted options covering an aggregate of 15,000 shares to the non-employee directors of the Company at an exercise price of $0.70 per share, the fair market value of such Common Stock on the date of grant (based on the closing sales price as reported on the Nasdaq National Market on the date of grant). As of December 31, 2003, 5,000 options had been exercised under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended October 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other [four] most highly compensated executive officers who earned more than $100,000 in salary and bonus in fiscal 2003 (the "Named Executive Officers"):


                                                                                       Long-Term
                                                                                      Compensation
                                                                                         Awards
                                                                                    -----------------
                               Annual Compensation
                               -------------------
                                                                   Other Annual        Securities         All Other
                                                                   Compensation        Underlying       Compensation
Name and Principal Position   Year     Salary ($)    Bonus ($)        ($)(1)          Options (#)          ($)(2)
---------------------------   ----     ----------    ---------        ------          -----------          ------
Mr. William B. Heye, Jr.      2003      $238,028            $0        $4,968                --             $5,100
President and Chief           2002       234,383         1,000        (1,425)          100,000              5,100
Executive Officer             2001       233,861       171,013         2,388            35,000              5,100


Mr. Kirk Anderson (3)         2003       110,297            --           175                --              3,218
Vice President of             2002       108,598            --           327           100,000              3,283
Operations                    2001       113,522         8,000           339            33,000              3,406

Mr. David W. Brunton (4)      2003       140,000            --           444                --              4,200
Vice President, Finance,      2002       140,000            --           151           170,000              4,200
Chief Financial Officer

Mr. Daniel Grey (5)           2003       200,004            --         4,051                --              5,100
Senior Vice President of      2002       200,004        30,000         3,994           100,000              5,100
Sales and Marketing           2001       113,944        37,500        40,159           150,000                 --


--------------

(1) Includes $4,968, $444, $451 and $175 attributable in fiscal 2003 to Messrs. Heye Brunton, Grey and Anderson, $1,007, $151, $394 and $327 attributable in fiscal 2002 to Messrs. Heye, Brunton, Grey and Anderson and $2,388, $259 and $339 attributable in fiscal 2001 to Messrs. Heye, Grey and Anderson, respectively, for premiums paid by the Company for group term life insurance. Also includes $2,431 paid to the Company by Mr. Heye in fiscal 2002 for group term life insurance. Also includes $3,600 attributable in fiscal 2003 and 2002 and $12,500 attributable in fiscal 2001 to Mr. Grey for automobile allowance. Also includes $25,000 attributable in fiscal 2001 to Mr. Grey for housing allowance. Also includes $2,400 attributable in fiscal 2001 to Mr. Grey for medical insurance premiums.

(2) The sum for each Named Executive Officer was paid by the Company as matching and profit sharing contributions to the Company's Savings and Investment Plan and Trust.

(3)      Mr. Anderson became an executive officer in October 2001.

(4)      Mr. Brunton became an executive officer in November 2001

(5)      Mr. Grey became an executive officer in May 2001.

STOCK OPTION GRANTS

The Company grants options to its executive officers under its 1996 Plan. As of December 31, 2003, options to purchase a total of 1,006,630 shares were outstanding under the 1996 Plan and options to purchase 223,964 shares remained available for grant thereunder.

The following tables show for the fiscal year ended October 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers. No options were exercised by the Named Executive Officers during fiscal 2003.


                     Stock Option Grants in Last Fiscal Year


                                                                              Potential Realizable Value at Assumed
                                                                            Annual Rates of Stock Price Appreciation
                                           Individual Grants                             for Option Term
                               -------------------------------------------  -----------------------------------------
                                                Percentage
                                                 of Total
                               Number of         Options
                               Securities       Granted to       Exercise
                               Underlying       Employees        or Base
                                Options         in fiscal        Price Per   Expiration
            Name                Granted            2003           Share         Date            5% ($)       10% ($)
---------------------------------------------------------------------------------------------------------------------
  Mr. William B. Heye, Jr.           0              0%               ---        ---              ---           ---

  Mr. Kirk Anderson                  0              0%               ---        ---              ---           ---

  Mr. David W. Brunton               0              0%               ---        ---              ---           ---

  Mr. Daniel Grey                    0              0%               ---        ---              ---           ---



                   AGGREGATED OPTION EXERCISES IN FISCAL 2003
                   AND Value of Options At End of Fiscal 2003

                                  Number of Securities Underlying          Value of Unexercised
                                   Unexercised Options at FY-End      In-the-Money Options at FY-End
                                              (#) (1)                            ($) (1)
                Name               Exercisable      Unexercisable     Exercisable      Unexercisable
                ----               -----------      -------------     -----------      -------------
       Mr. William B. Heye, Jr.       250,000               --          $521,600               --
       Mr. Kirk Anderson              155,584            1,667           651,758           $4,532
       Mr. David W. Brunton           170,000               --           861,400               --
       Mr. Daniel Grey                229,190           13,900           946,662           46,982


----------

(1) Fair market value of the Company's Common Stock at October 31, 2003 ($6.00) minus the exercise price of the options solely to the extent that options were "in-the-money" as of such date.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION/2/

The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. The Committee currently consists of Ronald J. Ritchie, Randall L-W. Caudill and Raimon L. Conlisk, none of whom is an employee of the Company. The compensation programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

Executive Compensation Principles

The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

     o    Align  the  interests  of  management   and   stockholders   to  build
          stockholder value by the encouragement of consistent, long-term Company growth.

     o Attract and retain key executive officers essential to the long-term success of the Company.

     o    Reward  executive   officers  for  long-term   corporate   success  by
          facilitating their ability to acquire an ownership interest in the Company.

     o    Provide direct linkage between the  compensation  payable to executive
          officers  and  the  Company's   attainment  of  annual  and  long-term
          financial goals and targets.

     o Emphasize reward for performance at the individual and corporate level.


Components of Executive Compensation in Fiscal 2003

For fiscal 2003, the Company's executive compensation programs included the following components:

     o    Base Salary

     o    Cash Bonus

     o    Long-Term Incentives

     o    Benefits and Perquisites

Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and information collected from companies selected by the Company's Compensation Committee as appropriate comparators of compensation practices. The companies selected by the Compensation Committee as appropriate comparators are generally represented in the Nasdaq Computer Manufacturing Index, whose performance over the past five years is compared to that of the Company in the chart appearing under the heading "Performance Measurement Comparison."

Base Salary

The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market.

Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.


/2/ The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Cash Bonus

The Company's Management Incentive Plan provides for the funding of a bonus pool based upon the Company's year-to-year rate of revenue growth and profit before tax. No funding of the bonus pool occurs if profit before tax does not exceed a threshold determined by comparing the cost of capital to the return on assets employed. Executive officers are eligible to receive cash performance bonuses ranging from 0% to 150% of their salary. In fiscal 2003, no executive officer received a cash bonus under this plan. Additionally, each officer is eligible to participate in the Company's Savings and Investment Plan and Trust and receive matching and profit sharing contributions as determined by the Board.

Long-Term Incentives

Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer.

Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily seven years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company.

Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

In fiscal  2003,  the  Committee  did not grant any stock  options  to the Named
Executive Officers. The Committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

Benefits and Perquisites

The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees or that are typical in the industry for an executive's position or circumstances.

Chief Executive Officer (CEO) Compensation

In setting the compensation payable to the Chief Executive Officer, William B. Heye, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of Mr. Heye's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Heye's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.

                                        Ronald J. Ritchie, Chairman
                                        Randall L-W. Caudill
                                        Raimon L. Conlisk

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, during the fiscal year ended October 31, 2003, the Compensation Committee consisted of Mr. Ritchie, Mr. Conlisk and Dr. Caudill. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member.

                      Performance Measurement Comparison/3/

The following graph shows the total stockholder return of an investment of $100 in cash on October 31, 1998 for (i) the Company's Common Stock, (ii) the Total Return for the Nasdaq Stock Market (United States companies) ("Nasdaq Stock Market") and (iii) the Nasdaq Telecommunications Index ("Nasdaq Telecommunications"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year:



                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG SBE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX


                                  [LINE GRAPH]


/3/ The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              Certain Transactions

In November 1998, the Company amended a stock option that entitled William B. Heye, Jr., the Company's President and Chief Executive Officer, to acquire 139,400 shares of the Company's Common Stock at $4.25 per share to provide that such option could be exercised pursuant to a deferred payment alternative. Thereafter, Mr. Heye exercised such option pursuant to the deferred payment alternative, with a net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market for the date of exercise) of $331,075. In connection with such exercise, Mr. Heye borrowed $743,950 from the Company, an amount equal to the sum of the exercise price for such option and certain taxes payable by Mr. Heye upon such exercise. Such loan was evidenced by a full recourse promissory note in the amount of $743,950, the payment of which is secured by all shares of the Company's Common Stock (including after-acquired shares) held by Mr. Heye. In October 2000, the Board extended the term of the note to November 2001. In December 2001, the Board amended, restated and consolidated the note to extend the term of the note to December 2003 and to require certain mandatory repayments of principal of between $25,000 to $100,000 each year while the note is outstanding. Such loan bears interest at a rate of 2.48% per annum, with interest payments due annually and the entire principal amount due in December 2003. Such loan was repaid in full by Mr. Heye prior to the due date.

The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Certificate of Incorporation, as amended, and the Company's By-Laws.



                                  OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        [FACSIMILE SIGNATURE]

                                        David W. Brunton
                                        Secretary


February [10], 2004


DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This  year,  a  number  of  brokers  with  account  holders  who are  SBE,  Inc.
stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to David Brunton, Chief Financial Officer, SBE, Inc., 2305 Camino Ramon, Suite 200, San Ramon, California 94583 or contact David Brunton at
(925) 355-7700.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.


ANNUAL REPORT

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 31, 2003 is included with the Proxy Statement. The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and supplementary financial information are incorporated in this Proxy Statement by reference to pages ___, __ through __ and __ through __ of this report.